Exhibit 10.2

CHURCH & DWIGHT CO., INC.

2022 OMNIBUS EQUITY COMPENSATION PLAN

PERFORMANCE STOCK UNIT GRANT

This PERFORMANCE STOCK UNIT GRANT AGREEMENT (the “Agreement”), dated as of _________________ (the “Date of Grant”), is delivered by Church & Dwight Co., Inc. (the “Company”) to _______________ (the “Grantee”).

RECITALS

The Church & Dwight Co., Inc. 2022 Omnibus Equity Compensation Plan (as amended and restated effective as of April 28, 2022), as it may be amended from time to time (the “Plan”) provides for, among other things, the grant of Stock Units of the Company, which includes the right to receive shares of Company Stock in the future, subject to restrictions set forth in this Agreement (“PSUs”). The Compensation & Human Capital Committee of the Company’s Board of Directors (the “Committee”), which administers the Plan, has decided to grant Stock Units in the form of PSUs as an inducement for the Grantee to continue in the employ of the Employer and promote the best interests of the Company and its stockholders. References in this Agreement to the Committee shall include any successor thereto appointed under and in accordance with the Plan. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1.

Grant of PSUs. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee ___________ PSUs (the “Grant”), subject to the terms and conditions of the Plan and this Agreement.

2.

Vesting. With respect to the PSUs that vest in accordance with the terms of this Agreement, the Grantee shall be entitled to receive a number of shares of Company Stock (each, a “Share”) equal to the number of PSUs subject to the Grant times the “Payment Percentage” set forth opposite the “Achievement Percentile” set forth on Exhibit A attached hereto[1]. Subject to Paragraphs 3 and 7 below, and further subject to satisfaction of the Performance Goals (as defined below), the Grantee shall be issued such Share(s) with respect to the vested PSUs within sixty (60) days following the later of: (i) the date that the Committee determines and certifies the Achievement Percentile attained with respect to the performance goals set forth on Exhibit A attached hereto (“Performance Goals”) with respect to the three-year period beginning on the first day of the fiscal year of the Company in which the Grant Date occurs (such three-year period, the “Performance Period”, and

[1]

Exhibit A will list one or more Performance Goals, and will include a column indicating Achievement Percentile (i.e., how much of Performance Goal was achieved), and Payment Percentage (i.e., how much the PSU will pay out at corresponding Achievement Percentiles). Performance Goals, Achievement Percentiles, and Payment Percentages would be determined by the Committee in respect of each grant.

such date of Committee certification, the “Performance-Based Vesting Date”); and (ii) the three-year anniversary of the Date of Grant (the “Time-Based Vesting Date”, and the later of the Time-Based Vesting Date and the Performance-Based Vesting Date, the “Vesting Date”), subject to the Grantee’s continuous employment by the Employer from the Date of Grant until the Vesting Date. All unvested PSUs will be forfeited for no consideration if the Grantee ceases to be employed by the Employer for any reason other than Disability (as defined below), death, Retirement (as defined below), or as expressly provided in Paragraph 7 of this Agreement.

3.	Accelerated Vesting.

a.

In the event that, following the Date of Grant but prior to the Vesting Date, (i) the Grantee dies while employed by the Employer, or (ii) the Grantee ceases to be employed by the Employer on account of the Grantee’s Disability, then in each case, all unvested PSUs shall vest on a pro-rated basis (calculated by multiplying the number of Shares subject to the Grant by a fraction, the numerator of which is the number of days that have elapsed from the start of the Performance Period until the Grantee’s death or Disability, as applicable, and the denominator of which is 1,095), at the target level of performance, and the “Vesting Date” shall be deemed to be date of the occurrence of such event. For purposes of this Agreement, the term “Disability” shall mean the Grantee’s inability to render services to the Employer for a period of six consecutive months by reason of permanent disability, as determined by the written medical opinion of an independent medical physician reasonably acceptable to the Employer. In no event shall the Grantee be considered Disabled for purposes of this Agreement unless the Grantee is deemed disabled pursuant to the Employer’s long-term disability plan, if one is maintained by the Employer at the time of the claimed disability.

b.

In the event that, following the Date of Grant but prior to the Vesting Date, the Grantee’s employment is terminated on account of the Grantee’s Retirement (as defined below), then the PSUs shall remain outstanding and shall not be forfeited, and a pro-rated portion of the PSUs (calculated by multiplying the number of Shares subject to the Grant by a fraction, the numerator of which is the number of days that have elapsed from the start of the Performance Period until the Grantee’s Retirement, and the denominator of which is 1,095) shall vest, if at all, based on the actual achievement of the applicable Performance Goals and subject to the Committee’s determination and certification of the applicable Achievement Percentile(s), and shall be settled not later than sixty (60) days following the applicable Vesting Date set forth in Paragraph 2 hereof. For purposes of this Agreement, a Grantee shall be considered to meet the requirements of “Retirement” only if:

i.

the Grantee’s termination of employment is voluntary and is not a termination by the Employer without Cause, and the Grantee (A) has provided the Employer with at least 120 days’ prior written notice of the proposed termination date, and (B) is aged 55 or above as of the Grantee’s employment termination date and, as of such employment termination date, (i) the Grantee has provided the Employer and its affiliates with at least five years of continued service and (ii) the sum of the Grantee’s age and his or her aggregate years of service with the Employer and its affiliates is equal to or greater than 65; or

ii.

the Grantee’s termination of employment is involuntary and made by the Employer without Cause, and the Grantee is aged 55 or above as of the Grantee’s employment termination date and, as of such employment termination date, (i) the Grantee has provided the Employer and its affiliates with at least five years of continued service and (ii) the sum of the Grantee’s age and his or her aggregate years of service with the Employer and its affiliates is equal to or greater than 65.

4.

Settlement. As soon as practicable after the Vesting Date, but in no event later than 60 days following the Vesting Date, the Company will release the Shares underlying the PSUs that vested on such Vesting Date, subject to applicable withholding in accordance with Paragraph 6(a) below, and will deliver to the Grantee (or, in the case of the Grantee’s death, his or her estate) the appropriate number of Shares underlying the PSUs.

5.

Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Company Stock, Dividend Equivalents shall be credited to a bookkeeping account on the Company’s records in respect of the number of outstanding PSUs, if any, held by the Grantee that have not been settled as of such record date, provided that such Dividend Equivalents shall not be deemed to be reinvested in Shares and will be held uninvested and without interest and paid in cash as soon as practicable after the Vesting Date, but in no event later than 60 days following the applicable Vesting Date, subject to applicable withholding in accordance with Paragraph 6(a) below. For purposes of clarity, if the PSUs (or any portion thereof) are forfeited by the Grantee pursuant to the terms of this Agreement, then the Grantee shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited PSUs.

6.	Income Tax Procedures; Section 409A.

a.

The Company or the Employer shall have the right to require payment of, or deduction from payments of any kind otherwise due to the Grantee, any federal, state, local or foreign taxes of any kind required by applicable law to be withheld upon the issuance, vesting or delivery of any Shares, Dividend Equivalents or payments of any kind. The Company or the Employer may withhold taxes from any payments due to the Grantee. Unless otherwise determined by the Committee in its sole discretion, the minimum statutory withholding obligations shall be satisfied by withholding Shares otherwise issuable to the Grantee. The Shares withheld shall have an aggregate Fair Market Value sufficient to satisfy the minimum statutory total tax withholding obligations. The Shares used to satisfy any tax withholding obligation must be vested and cannot be subject to any repurchase, forfeiture, or other similar requirements.

b.

The Company makes no guarantee regarding the tax treatment of the Grant, but the Grant, including Dividend Equivalents, is intended to be exempt from or otherwise comply with Section 409A of the Code (“Section 409A”), and this Agreement shall be administered and interpreted consistently with that intent. To the extent the Grant constitutes a 409A Covered Grant, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for payment upon or following a termination of the Grantee’s employment unless such termination is also a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or this Agreement, if the Grantee is deemed on the date of the Grantee’s termination of employment, directorship or consultancy to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Section 409A and if the Grant constitutes a 409A Covered Grant, then to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, any payment made under this Agreement shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Grantee’s Separation from Service and (ii) the date of the Grantee’s death. All payments delayed pursuant to this Paragraph 6(b) shall be paid to the Grantee on the first day of the seventh month following the date of the Grantee’s Separation from Service or, if earlier, on the date of the Grantee’s death.

7.

Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the outstanding PSUs and any Dividend Equivalents, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

a.

Notwithstanding any other provision of the Plan to the contrary, if, in connection with a Change of Control, the PSUs are (i) converted to similar grants of the surviving corporation (or parent or subsidiary of the surviving corporation) that have value and terms that are equivalent to the PSUs in effect before the Change of Control, in each case in accordance with Section 14(b)(iv) of the Plan, then neither the PSUs nor the Dividend Equivalents shall accelerate in accordance with Section 14(a)(iii) of the Plan and shall instead remain outstanding and subject to its terms; provided that, if the Grantee’s employment or service with the Employer is terminated by the Employer without Cause (as defined below) or by the Grantee for Good Reason (as defined below), in either case upon or within twenty-four (24) months following the Change of Control then, upon any such termination of employment or service, the PSUs and any Dividend Equivalents shall, in accordance with Section 14(a)(iii) of the Plan, become vested at target level of performance, but, notwithstanding anything in the Plan to the contrary, on a pro-rated basis (calculated by multiplying the number of Shares subject to the Grant by a fraction, the numerator of which is the number of days that have elapsed from the start of the Performance Period until the date of Grantee’s termination of employment, and the denominator of which is 1,095) and in such event, the “Vesting Date” shall be deemed to be the date of such termination of employment or service, or (ii) not converted to similar grants of the surviving corporation (or parent or subsidiary of the surviving corporation) that have value and terms that are equivalent to the PSUs in effect before the Change of Control, in each case in accordance with Section 14(b)(iv) of the Plan, then, effective upon the Change of Control, the PSUs and any Dividend Equivalents shall, in accordance with Section 14(a)(iii) of the Plan, automatically accelerate and vest at target level of performance but, notwithstanding anything in the Plan to the contrary, on a pro-rated basis (calculated by multiplying the number of Shares subject to the Grant by a fraction, the numerator of which is the number of days that have elapsed from the start of the Performance Period until the date of the Change of Control, and the denominator of which is 1,095) and shall be cancelled in exchange for one or more payments by the Company, in cash, equal to the sum of (A) the amount of the greater of (1) the Fair Market Value of the Shares issuable in respect of the PSUs (after giving effect to proration described immediately above), and (2) the value that would have been attained had such PSUs been settled in Shares (after giving effect to proration described immediately above) immediately prior to the Change of Control; plus (B) the amount due and owing in respect of any such Dividend Equivalents, and in such event, the “Vesting Date” shall be deemed to be the date of the consummation of such Change of Control.

b.

For purposes of this Agreement, the term “Cause” shall mean the Grantee’s dishonesty, malfeasance, misfeasance, fraud, insubordination, willful misconduct, commission of a criminal offense or refusal or failure to perform services (for any reason other than Disability or physical or mental incapacity), in each case, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, if the Grantee is a party to an employment agreement with the Company, the Employer or any Subsidiary that contains a definition of “cause,” such definition shall apply to the Grantee for purposes of this Agreement.

c.

For purposes of this Agreement, the term “Good Reason” shall mean, and shall be deemed to exist if, without the prior express written consent of the Grantee, (i) the Grantee suffers a material demotion in his or her title or position as it existed on the date of this Agreement; (ii) the Grantee suffers a material reduction in his or her duties, responsibilities or effective authority associated with his or her titles and positions; (iii) the Grantee’s target annual cash compensation (annual base salary plus target bonus percentage) or aggregate benefits are materially decreased by the Employer; (iv) the Employer fails to obtain assumption by an acquirer of any change in control agreement, severance agreement or employment agreement between the Grantee and the Employer (if any); or (v) the Grantee’s primary office location is moved to a location more than fifty (50) miles from its location as of the date hereof. In order for the Grantee to terminate employment for Good Reason, the Grantee must provide a written notice to the Company (or any successor thereto) in accordance with Paragraph 17 below of the Grantee’s termination for Good Reason. Such notice is required to set forth the provision of this Agreement that the

Grantee believes constitutes “Good Reason” and specify the particulars thereof in detail within ninety (90) days of the initial occurrence of such event. The Employer (or any successor thereto) shall have thirty (30) days after the Company’s receipt of such notice to remedy the circumstances that allegedly give rise to “Good Reason.” If the Employer (or any successor thereto) remedies the circumstances that have given rise to “Good Reason,” within the thirty (30) day cure period, the Grantee’s notice shall not be effective and shall be null and void from its inception. However, if the Employer (or any successor thereto) does not remedy such event within such thirty (30) day cure period, the Grantee’s employment must terminate within sixty (60) days after the end of the thirty (30) day cure period in order for the termination to be on account of Good Reason. Notwithstanding the foregoing, if the Grantee is a party to an employment agreement, severance agreement or other similar agreement with the Company, the Employer or any Subsidiary that contains a definition of “good reason,” such definition shall apply to Grantee for purposes of this Agreement. The Grantee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

8.

Grant Subject to Plan Provisions. This Grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The Grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) the registration, qualification or listing of the Shares, (b) changes in capitalization of the Company and (c) other requirements of applicable law and stock exchange rules and regulations. The Committee shall have the authority to interpret and construe the Grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. By accepting the Grant, the Grantee agrees to be bound by the terms of the Plan and this Agreement and agrees that all of the decisions and determinations of the Committee and the Board shall be final and binding.

9.

No Employment or Other Rights. The Grant shall not confer upon the Grantee any right to be retained by or in the employ or other service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Grantee’s employment at any time. The right of any Employer to terminate at will the Grantee’s employment at any time for any reason is specifically reserved.

10.	Issuance of Certificates.

a.	When the Grantee obtains an unrestricted right to Shares, a certificate representing the unrestricted Shares shall be issued to the Grantee, free of the restrictions under this Agreement.

b.

The Company’s obligation to deliver Shares subject to the conditions provided herein shall be subject to the Plan (including, without limitation, Section 16 thereof) and all applicable laws, rules, regulations and stock exchange requirements and also to such approvals by governmental agencies as may be deemed appropriate by the Company, including such actions as Company counsel shall deem necessary or appropriate to comply with such applicable laws, rules, regulations and stock exchange requirements.

11.

Stockholder Rights. The Grantee shall have no rights as a stockholder with respect to any Shares covered by any PSU unless and until the Grantee has become the holder of record of the Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in this Agreement or the Plan.

12.

Assignment and Transfers. Except as otherwise expressly provided in Section 13(a) of the Plan, the rights and interests of the Grantee in the Grant, including any Dividend Equivalents, may not be sold, assigned, encumbered or otherwise transferred. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Grant or any right hereunder, including any Dividend Equivalents, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Grant by notice to the Grantee, and the PSUs and all rights hereunder, including any Dividend Equivalents, shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

13.

Data Privacy Consent. As a condition of the grant of the PSUs, the Grantee hereby consents to the collection, use and transfer of personal data as described in this Paragraph. The Grantee understands that the Company, the Employer and their affiliates hold certain personal information about the Grantee, including (as applicable) name, home address and telephone number, date of birth, social security number, social insurance number, salary, nationality, job title, ownership interests or directorships held in the Company, the Employer or their affiliates, and details of all stock options or other equity awards or other entitlements to Shares awarded, cancelled, exercised, vested or unvested (“Data”). The Grantee further understands that the Company, the Employer and their affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of the Grantee’s participation in the Plan, and that the Company, the Employer and any of their affiliates may each further transfer Data to any third parties assisting in the implementation, administration and management of the Plan. The Grantee understands that such recipients may be located in the United States or elsewhere in the world. The Grantee hereby authorizes them to receive, possess, use, retain and transfer such Data as may be required for the administration of the Plan or the subsequent holding of Shares on the Grantee’s behalf, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired under the Plan. The Grantee understands that he or she may, at any time, view such Data or require any necessary amendments to it.

14.	Non-Disclosure, Non-Competition, Non-Solicitation, and Non-Disparagement. In consideration of the grant of the PSUs hereunder, the Grantee agrees to and acknowledges the following:

a.

In addition to the Grantee’s obligations under any other agreement with the Company or any of its Subsidiaries, if applicable, the Grantee acknowledges that, through the Grantee’s employment with the Company or a Subsidiary thereof, the Grantee has acquired or will acquire, and had or will have access to Confidential Information (as defined below). The Grantee hereby acknowledges and agrees that the Company prohibits the use or disclosure of its Confidential Information and that the Company has taken all reasonable steps necessary to protect the secrecy of such Confidential Information. The Grantee hereby acknowledges and agrees that “Confidential Information” includes any data or information that is valuable to the Company and not generally known to competitors of the Company or other outsiders, regardless of whether the information is in printed, written or electronic form, retained in the Grantee’s memory or has been compiled or created by the Grantee. The Grantee hereby agrees that the Grantee has not and in the future will not use, or disclose to any third party, Confidential Information, unless compelled by law after reasonable advance notice to the Company. If the Grantee has any questions regarding what data or information would be considered by the Company to be Confidential Information subject to this provision, the Grantee hereby agrees to contact Dana Shoff, HR Business Partner, 469 N. Harrison Street, Princeton, NJ 08540.

b.

While employed by the Employer and during the Restricted Period (as defined below) and within the Restricted Territory (as defined below), the Grantee will not, whether directly or indirectly and whether for compensation or otherwise, either for the Grantee’s self or for any other person or entity, own or hold any interest in, manage, operate, control, work, consult and/or render services for, or in any manner participate or engage in any business of any person or entity (including, without limitation, any subsidiary, division or affiliate thereof) engaged in a Competitive Activity (as defined below), either as a partner, proprietor, shareholder, creditor, joint venturer, officer, director, agent, employee, consultant, executive, trustee, affiliate or otherwise; provided that the foregoing shall not prohibit the Grantee from (i) performing services for a person or entity engaged in Competitive Activity that are not the same or substantially similar to those performed by the Grantee for the Company or any of its Subsidiaries during the 12-month period preceding the Grantee’s date of separation; or (ii) being a passive owner of not more than 1% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Grantee has no participation in the business of such corporation.

c.

While employed by the Employer and during the Restricted Period and within the Restricted Territory, the Grantee shall not, directly or indirectly, either for the Grantee’s self or for or through any other person or entity: (i) solicit, induce or attempt to induce any Key Employee (as defined below) to leave the employ of the Company or any of its Subsidiaries, as applicable, or in any way interfere with his/her employment relationship with the Company or any of its Subsidiaries, as applicable; (ii) induce or attempt to induce any Customer, supplier or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or any of its Subsidiaries, as applicable, in favor of a person or entity engaged in a Competitive Activity; or (iii) offer Competitive Products to any Customer.

d.

For purposes of this Agreement: (i) “Restricted Period” means the twelve (12) month period following the separation of the Grantee’s employment with the Employer, regardless of the reason for such separation; (ii) “Restricted Territory” means any district, region, or territory assigned to the Grantee as well as all districts, regions, or territories in which the Grantee provided any services, sold any products or otherwise had responsibility at any time during the 12-month period preceding the Grantee’s date of separation; (iii) “Competitive Activity” means manufacturing, distributing, or selling any Competitive Products; (iv) “Competitive Products” means any product that competes with a consumer packaged goods product or specialty products division product sold by the Company or any of its Subsidiaries, or is in development by the Company or any of its Subsidiaries during the 12month period preceding the Grantee’s date of separation; (v) “Customer” means all accounts, customers, and prospective customers with whom the Grantee had material contact during the 12-month period preceding the Grantee’s date of separation; and (vi) “Key Employee” means any individual employed or engaged by the Company or any of its Subsidiaries at any time during the 12-month period preceding the Grantee’s date of separation with whom the Grantee had material contact, including individuals in the Grantee’s reporting structure and individuals with whom the Grantee regularly worked.

e.

Subject to this Paragraph 14, the Grantee agrees to refrain from making any statements or comments of a defamatory or disparaging nature to any third party regarding the Company or any of its Subsidiaries or any of their respective officers, directors, employees, agents, representatives, affiliates (collectively, “Covered Persons”), products or services, other than is necessary to comply with law. For the purposes of this Agreement, the term “disparage” includes, without limitation, comments or statements on the internet, to the press and/or media, or to any individual or entity with whom any of the Covered Persons have a business relationship, which would adversely affect in any manner: (i) the conduct of the business of any of the Covered Persons (including, without limitation, any business plans or prospects); or (ii) the business reputation of the Covered Persons.

f.

Subject to this Paragraph 14, the Grantee agrees to keep the existence of, terms of and conditions of this Agreement confidential and the Grantee agrees that the Grantee will not disclose any information concerning this Agreement or its terms to anyone other than the Grantee’s spouse, legal counsel and/or financial advisors, provided that: (i) the Grantee first informs them of the Grantee’s obligations under this Paragraph 14 and that this Agreement is highly confidential; and (ii) they agree to maintain confidentiality.

g.

Nothing in this Agreement shall prohibit the Grantee from (i) disclosing information and documents when required by law, subpoena or court order (subject to the requirements of this Paragraph 14), (ii) disclosing the Grantee’s post-employment restrictions in this Agreement in confidence to any potential new employer, or (iii) filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, antidiscrimination, or anti-retaliation provisions of federal, state or local law or regulation (provided, however, that the Grantee may not disclose information of the Company or any of its Subsidiaries that is protected by the attorney-client privilege, except as otherwise required by law) and the Grantee does not need the authorization of the Company to make any such reports or disclosure and shall not be required to notify the Company that the Grantee has made such reports or disclosures. Notwithstanding the foregoing, in the event that the Grantee is subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to the Grantee’s employment by the Employer, to the maximum extent permitted by applicable law, the Grantee shall give prompt notice of such request to a designated Company representative and shall make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure, unless the Grantee is otherwise ordered by a court or governmental authority. Nothing in this Agreement prevents a Grantee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Grantee has reason to believe is unlawful. This Paragraph 14 shall survive the termination of this Agreement.

h.

The Grantee will not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret that: (1) is made (a) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Grantee’s disclosure of trade secrets to attorneys, made under seal, or pursuant to court order is also protected in certain circumstances under 18 U.S. Code §1833. (i) The provision of any benefits under this Agreement are expressly made subject to the Grantee’s compliance with this Paragraph 14. The Grantee agrees that the Company or any of its Subsidiaries may seek injunctive relief in any court of competent jurisdiction for the Grantee’s failure to comply fully with the provisions of this Paragraph 14, in addition to any other legal and monetary remedies which may be available to the

Company and its Subsidiaries. If the Grantee violates any restrictive covenant set forth in this Paragraph 14, the Grantee agrees that the period of such violation shall be added to the term of the restriction. For the avoidance of doubt, notwithstanding anything to the contrary, the provisions of this Paragraph 14 shall be in addition to (and not in lieu of), and shall not have any effect on, any restrictive covenants that the Grantee is bound to under or pursuant to any other plan, policy, agreement or arrangement.

15.	Forfeiture; Recoupment.

a.

Notwithstanding anything herein to the contrary, if (i) the Grantee is terminated for Cause, or (ii) after the termination of Grantee’s employment with the Employer, the Committee (or its designee) determines that the Grantee has (x) engaged in conduct which would reasonably be expected to constitute Cause hereunder, or (y) breached any restrictive covenant by which the Grantee is bound (whether under this Agreement or otherwise), then in each case, the Company shall have the right to recoup from the Grantee, and the Grantee shall repay to the Company, within thirty (30) days following demand by the Company, a payment equal to the Fair Market Value of the aggregate Shares received upon settlement of the PSUs (if any) within the 12-month period immediately preceding such termination or determination, as applicable; provided, that, the Company may require the Grantee to satisfy such payment obligations hereunder either by forfeiting and returning to the Company such Shares received upon settlement of the PSUs or any other Shares, or making a cash payment or any combination of these methods, as determined by the Company in its sole discretion.

b.

The Grantee hereby acknowledges and agrees that the forfeiture and recoupment conditions set forth in this Paragraph 15, in view of the nature of the business in which the Company and its affiliates are engaged, are reasonable in scope and necessary in order to protect the legitimate business interests of the Company and its affiliates, and that any violation thereof would result in irreparable harm to the Company and its affiliates. The Grantee also acknowledges and agrees that (i) it is a material inducement and condition to the Company’s grant of the PSUs that such Grantee agrees to be bound by such forfeiture and recoupment conditions and, further, that the amounts required to be forfeited or repaid to the Company pursuant to forfeiture and recoupment conditions set forth above are reasonable, and (ii) nothing in this Agreement or the Plan is intended to preclude the Company (or any affiliate thereof) from seeking any remedies available at law, in equity, under contract to the Company or otherwise, and the Company (or any affiliate thereof) shall have the right to seek any such remedy with respect to the PSUs, or otherwise.

c.

Notwithstanding anything herein to the contrary, Grantee agrees and acknowledges that the PSUs granted under this Agreement and the underlying Shares shall be subject to the terms and conditions of any clawback and/or recoupment policy adopted by the Company from time to time that applies to similarly situated employees of the Company, the Employer, and/or their respective affiliates.

Notwithstanding the foregoing, to the extent applicable to the Grantee, the Grantee agrees that incentive compensation, as defined under of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and such regulations as are promulgated thereunder from time to time (“Dodd-Frank”), payable to Grantee under this Agreement shall be subject to any clawback policy adopted or implemented by the Company in respect of Dodd-Frank, or in respect of any other applicable law or regulation.

16.

Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

17.

Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at 500 Charles Ewing Blvd. Ewing, NJ 08628, and any notice to the Grantee shall be addressed to such the Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand or by a recognized courier service such as FedEx or UPS, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

18.

Consent to Electronic Communications. The Grantee agrees that the Company may provide him or her with any communications associated with the Grant in electronic format. The Grantee’s consent to receive electronic communications includes, but is not limited to, all legal and regulatory disclosures and communications associated with the Grant or notices or disclosures about a change in the terms and conditions of the Grant.

19.

Taxes. Any tax obligations of the Grantee and tax liability therefore, including, without limitation, any penalties or interest based upon such tax obligations, that arise from any payments made to the Grantee in respect of the Grant (or any portion thereof) shall be the Grantee’s sole responsibility and liability. In addition, the Grantee hereby agrees that neither the Company nor any of its affiliates shall have any liability to the Grantee in respect of such tax obligations or liability.

20.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

21.

No Acquired Rights. The Grantee acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of PSUs made under this Agreement is completely independent of any other award or Grant and is made at the sole discretion of the Company; and (c) no past Grants or awards (including, without limitation, the PSUs awarded hereunder) give the Grantee any right to any Grants or awards in the future whatsoever.

22.

Severability and Judicial Modification. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, (a) each of the Company, each of its Subsidiaries and their respective successors, and the Grantee hereby agree that such provision(s) should be modified by the court and, to the maximum extent permissible under the applicable law, enforced; and (b) any invalidity, illegality, or unenforceability of a particular provision will not affect any other provision of this Agreement.

23.

Grantee Acknowledgements. The Grantee acknowledges receipt of a copy of the Plan and the prospectus and represents that he or she is familiar with the terms and conditions thereof, and hereby accepts this Agreement subject to all of the terms and conditions thereof.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

CHURCH & DWIGHT CO., INC.

By:
Name:
Title:

Grantee:
Date:

Exhibit A

[to be provided]